UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                        [ X ]
Filed by a Party other than the Registrant: [   ]

Check the appropriate box:

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         14a-6(e)(2))
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[   ]    Soliciting Material Pursuant to Section 240.14a-12

                             Kronos Worldwide, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             Kronos Worldwide, Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697



                                 April 13, 2006





To our Stockholders:

     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Kronos Worldwide, Inc., which will be held on Wednesday, May 24, 2006, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                               Sincerely,


                                               Harold C. Simmons
                                               Chairman of the Board and
                                               Chief Executive Officer






                             Kronos Worldwide, Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 24, 2006




To the Stockholders of Kronos Worldwide, Inc.:

     The 2006 Annual Meeting of Stockholders of Kronos Worldwide, Inc. will be held on Wednesday, May 24, 2006, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

     (1) To elect seven directors to serve until the 2007 Annual Meeting of Stockholders; and

     (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on March 28, 2006 has been set as the record date for the meeting. Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope. If you choose, you may still vote in person at the meeting even though you previously submitted your proxy card.

                                  By Order of the Board of Directors,


                                  Robert D. Graham
                                  Vice President, General Counsel and Secretary

Dallas, Texas
April 13, 2006



                                TABLE OF CONTENTS

                                                                                   Page
TABLE OF CONTENTS.....................................................................i
GLOSSARY OF TERMS....................................................................ii
GENERAL INFORMATION...................................................................1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING........................................1
CONTROLLED COMPANY....................................................................3
ELECTION OF DIRECTORS.................................................................4
         Nominees for Director........................................................4
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.....................................6
         Audit Committee..............................................................6
         Management Development and Compensation Committee............................6
EXECUTIVE OFFICERS....................................................................7
SECURITY OWNERSHIP....................................................................8
         Ownership of Kronos Worldwide................................................8
         Ownership of Related Companies..............................................11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND OTHER INFORMATION...............13
         Compensation of Directors...................................................13
         Intercorporate Services Agreements..........................................13
         Summary of Cash and Certain Other Compensation of Executive Officers........14
         No Grants of Stock Options or Stock Appreciation Rights.....................15
         Stock Option Exercises and Holdings.........................................16
         Pension Plans...............................................................16
         Chief Operations Management Consultant......................................17
EQUITY COMPENSATION PLAN INFORMATION.................................................18
CORPORATE GOVERNANCE DOCUMENTS.......................................................18
         Code of Business Conduct and Ethics.........................................18
         Corporate Governance Guidelines.............................................18
         Audit Committee Charter.....................................................18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............................18
EXECUTIVE COMPENSATION REPORT........................................................19
CERTAIN RELATIONSHIPS AND TRANSACTIONS...............................................22
         Relationships with Related Parties..........................................22
         Intercorporate Services Agreements..........................................22
         Short-Swing Trading Profits.................................................23
         Loans between Related Parties...............................................23
         Insurance Matters...........................................................23
         Tax Matters.................................................................23
         Titanium Dioxide Purchases..................................................24
         Simmons Family Matters......................................................24
PERFORMANCE GRAPH....................................................................25
AUDIT COMMITTEE REPORT...............................................................26
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS................................27
         Independent Registered Public Accounting Firm...............................27
         Fees Paid to PricewaterhouseCoopers LLP.....................................27
         Preapproval Policies and Procedures.........................................27
OTHER MATTERS........................................................................28
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2007 ANNUAL MEETING...........28
COMMUNICATIONS WITH THE BOARD OF DIRECTORS...........................................29
2005 ANNUAL REPORT ON FORM 10-K......................................................29
ADDITIONAL COPIES....................................................................29
APPENDIX A - AMENDED AND RESTATED AUDIT COMMITTEE CHARTER...........................A-1



                                GLOSSARY OF TERMS



"CDCT No. 2" means the Contran Deferred Compensation Trust No. 2, an irrevocable "rabbi trust" established by Contran to assist it in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.

"CMRT" means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee benefit plans Contran and related entities adopt.

"Computershare" means Computershare Investor Services L.L.C., our stock transfer agent.

"CompX" means CompX International Inc., one of our publicly held sister corporations that manufactures precision slides, security products and ergonomic computer support systems.

"Contran" means Contran Corporation, the parent corporation of our consolidated tax group.

"Dixie Holding" means Dixie Holding Company, one of our parent corporations.

"Dixie Rice" means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

"Foundation" means the Harold C. Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

"independent directors" means the following directors: Cecil H. Moore, Jr., Keith R. Coogan, George E. Poston and R. Gerald Turner.

"ISA" means an intercorporate services agreement between or among Contran related companies pursuant to which employees of one or more related companies provide certain services, including executive officer services, to another related company on a fee basis.

"Keystone" means Keystone Consolidated Industries, Inc., one of our sister corporations that manufactures steel fabricated wire products, industrial wire and carbon steel rod.

"KII" means Kronos International, Inc., one of our wholly owned subsidiaries with operations in Germany.

"Kronos Worldwide," "us," "we" or "our" mean Kronos Worldwide, Inc.

"named executive officer" means our executive officers named in the summary compensation table in this proxy statement.

"National" means National City Lines, Inc., one of our parent corporations.

"NL" means NL Industries, Inc., one of our publicly held parent corporations that is a diversified holding company with principal investments in us and CompX.

"NOA" means NOA, Inc., one of our parent corporations.

"non-management directors" means the following directors who are not one of our executive officers: Cecil H. Moore, Jr., Keith R. Coogan, George E. Poston, Glenn R. Simmons and R. Gerald Turner.

"NYSE" means the New York Stock Exchange, Inc.

"PwC" means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

"record date" means the close of business on March 28, 2006, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2006 meeting of our stockholders.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Southwest" means Southwest Louisiana Land Company, Inc., one of our parent corporations.

"Tall Pines" means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

"TFMC" means TIMET Finance Management Company, a wholly owned subsidiary of TIMET.

"TIMET" means Titanium Metals Corporation, one of our publicly held sister corporations that is an integrated producer of titanium metals products.

"TIMET series A preferred stock" means TIMET's 6 3/4% Series A Convertible Preferred Stock, par value $0.01 per share.

"Tremont" means Tremont LLC, a wholly owned subsidiary of Valhi.

"Valhi" means Valhi, Inc., one of our publicly held parent corporations that is a diversified holding company with principal investments in NL, TIMET and us.

"VGI" means Valhi Group, Inc., one of our parent corporations.

"VHC" means Valhi Holding Company, one of our parent corporations.





                             Kronos Worldwide, Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                               GENERAL INFORMATION




     This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2006 Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006 and at any adjournment or postponement of the meeting. The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting. The notice, this proxy statement, the accompanying proxy card or voting instruction form and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, are first being mailed on or about April 13, 2006 to the holders of our common stock at the close of business on March 28, 2006. Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

     Please refer to the Glossary of Terms on page ii for the definitions of capitalized or other terms used in this proxy statement.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:   What is the purpose of the annual meeting?

A: At the annual meeting, stockholders will vote on the election of seven directors and any other matter that may properly come before the meeting.

Q:   How does the board recommend that I vote?

A: The board of directors recommends that you vote FOR each of the nominees for director.

Q:   Who is allowed to vote at the annual meeting?

A: The board of directors has set the close of business on March 28, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of record of our common stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 48,949,549 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote.

Q:   How do I vote?

A: If your shares are held by a bank, broker or other nominee (i.e., in "street name"), you must follow the instructions from your nominee on how to vote your shares.

     If   you are a stockholder of record, you may:

     o    vote in person at the annual meeting; or

     o instruct the agents named on the proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided.

     If you execute a proxy card but do not indicate how you would like your shares voted for one or more of the nominees, the agents will vote FOR the election of each such nominee for director and, to the extent allowed by applicable law, in the discretion of the agents on any other matter that may properly come before the meeting.

Q:   Who will count the votes?

A: The board of directors has appointed Computershare, our transfer agent and registrar, to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q:   May I change or revoke my proxy or voting instructions?

A: If you are a stockholder of record, you may change or revoke your proxy instructions at any time before the meeting in any of the following ways:

     o    delivering to Computershare a written revocation;

     o    submitting another proxy card bearing a later date; or

     o    voting in person at the meeting.

     If your shares are held by a bank, broker or other nominee, you must follow the instructions from your nominee on how to change or revoke your voting instructions.

Q:   What constitutes a quorum?

A: A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting. Under the applicable rules of the NYSE and the SEC, brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares. If such a broker/nominee who is entitled to vote on a routine matter delivers an executed proxy card and does not vote on the matter, such a vote is referred to in this proxy statement as a "broker/nominee non-vote." Shares of common stock that are voted to abstain from any business coming before the meeting and broker/nominee non-votes will be counted as being in attendance at the meeting for purposes of determining whether a quorum is present.

Q: What vote is required to elect a director nominee or approve any other matter?

A: If a quorum is present, a plurality of the affirmative votes of the holders of our outstanding shares of common stock represented and entitled to be voted at the meeting is necessary to elect each nominee for director. The accompanying proxy card or voting instruction form provides space for you to withhold authority to vote for any of the nominees. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees. However, since director nominees need only receive the plurality of the affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld from a particular nominee will not affect the election of such nominee.

     Except as applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of a majority of the outstanding shares represented and entitled to vote at the meeting. Shares of our common stock that are voted to abstain from any other business coming before the meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

Q:   Who will pay for the cost of soliciting the proxies?

A: We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation. We have retained The Altman Group, Inc. to aid in the distribution of this proxy statement and related materials at an estimated cost of $1,200. Upon request, we will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

                               CONTROLLED COMPANY

     Valhi and NL are the direct holders of 59.0% and 35.8%, respectively, of the outstanding shares of our common stock as of the record date. Together, Valhi and NL own 94.8% of the outstanding shares of our common stock. Valhi is the direct holder of 83.1% of the outstanding shares of NL common stock. Valhi and NL have each indicated their intention to have their shares of our common stock represented at the meeting and voted FOR the election of each of the director nominees to our board of directors. If Valhi alone attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will elect all the nominees to the board of directors.

     Because of the ownership of our common stock by Valhi and NL, we are considered a controlled company under the listing standards of the NYSE. Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominating or corporate governance committees or charters for these committees. We have chosen not to have an independent nominating or corporate governance committee. Our board of directors believes that the full board of directors best represents the interests of all of our stockholders and that it is appropriate for all matters that would be considered by a nominating or corporate governance committee to be considered and acted upon by the full board of directors. Applying the NYSE director independence standards, the board of directors has determined that four of our directors are independent and have no material relationship with us other than serving as our directors. While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE listing standards for a compensation committee. See "Meetings and Committees of the Board of Directors" for more information on the committees of the board of directors. See also "Stockholder Proposals and Director Nominations for the 2007 Annual Meeting" for a description of our policies and procedures for stockholder nominations of directors.

                              ELECTION OF DIRECTORS

     Our bylaws provide that the board of directors will consist of one or more members as determined by our board of directors or stockholders. The board of directors has currently set the number of directors at seven. The directors elected at the meeting will hold office until our 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently members of our board of directors whose terms will expire at the meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the meeting, all shares represented by a proxy card will be voted FOR an alternate nominee to be selected by the board of directors, unless the stockholder executing such proxy card withholds authority to vote for such nominee. The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     Nominees for Director. The respective nominees have provided the following information.

     Keith R. Coogan, age 53, has served on our board of directors since 2004. Mr. Coogan is chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that is currently a wholly owned subsidiary of Level 3 Communications, Inc., but from 1991 to 2002 was a publicly traded corporation. From 1990 to 2002, he served in various other executive officer positions with Software Spectrum, Inc., including vice president of finance and operations and chief operating officer. He is also a director of CompX. Mr. Coogan is a member of our audit committee and management development and compensation committee and chairman of CompX's audit committee.

     Cecil H. Moore, Jr., age 66, has served on our board of directors since 2003. Mr. Moore is currently a private investor and retired from KPMG LLP in 2000 after 37 years in which he served in various capacities with the public accounting firm. Among other positions, he served as managing partner of the firm's Dallas, Texas business unit from 1990 to 1999. Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm's Dallas, Texas business unit for 12 years. Mr. Moore is also a director and chairman of the audit committee of Perot Systems Corporation, a worldwide provider of information technology services and business solutions. He is chairman of our audit committee and on the board of directors and audit committee of NL.

     George E. Poston, age 70, has served on our board of directors since 2003. From 2002 to 2003, he served as a director of NL. He has been president of Poston Real Estate Co., a privately held commercial real estate investment company, and president of Poston Capital Co., a privately held investment company, since 1970. Mr. Poston is a member of our audit committee and management development and compensation committee.

     Glenn R. Simmons, age 78, has served on our board of directors since 2003. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 2001. Mr. Simmons has been chairman of the board of CompX and Keystone since prior to 2001 and also serves on the board of directors of NL and TIMET. In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in August 2005. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1969. He is a brother of Harold C. Simmons.

     Harold C. Simmons, age 74, has served as our chairman of the board and chief executive officer since 2003. Mr. Simmons has served as chief executive officer of NL since 2003 and chairman of the board of NL since prior to 2001. He also has served as chairman of the board of TIMET since November 2005, chief executive officer of TIMET from November 2005 to January 2006 and vice chairman of the board of TIMET from 2004 to November 2005. Mr. Simmons has been chairman of the board of Valhi and Contran since prior to 2001 and was chief executive officer of Valhi from prior to 2001 to 2002. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1961. Mr. Simmons is a brother of Glenn R. Simmons.

     R. Gerald Turner, age 60, has served on our board of directors since 2003. From May 2003 to December 2003, he was a director of NL. He has served since 1995 as president of Southern Methodist University in Dallas, Texas. He held previous executive and administrative positions at the University of Mississippi, the University of Oklahoma and Pepperdine University. He serves on the board of directors of J.C. Penney Corporation, Inc., American Beacon Advisors Funds and First Broadcasting Investment Partners, LLC. Dr. Turner is a member of our audit committee and chairman of our management development and compensation committee.

     Steven L. Watson, age 55, has served as our vice chairman of the board since 2004 and on our board of directors since 2003. Mr. Watson has been chief executive officer of Valhi since 2002 and president and a director of Valhi and Contran since 1998. He has also served as chief executive officer of TIMET since January 2006 and vice chairman of the board of TIMET since November 2005. Mr. Watson is also a director of CompX, Keystone and NL. Mr. Watson has served as an executive officer or director of various companies related to Valhi and Contran since 1980.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors held three meetings and took action by written consent on three occasions in 2005. Each director participated in at least 90% of all of such meetings and of the 2005 meetings of the committees on which he served at the time. It is expected that each director will attend our annual meetings of stockholders, which are held immediately before the annual meetings of the board of directors. All members of the board of directors attended our 2005 annual stockholder meeting.

     The board of directors has established and delegated authority to two standing committees, which are described below. The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting. The board of directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

     Audit Committee. Our audit committee assists with the board of directors' oversight responsibilities relating to our financial accounting and reporting processes and auditing processes. The responsibilities of our audit committee are more specifically set forth in the amended and restated audit committee charter, a copy of which is attached as Exhibit A to this proxy statement and also available under the corporate governance section of our website, www.kronostio2.com. Applying the requirements of the NYSE listing standards and SEC regulations, as applicable, the board of directors has determined that:

     o each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and

     o    Mr. Cecil H. Moore, Jr. is an "audit committee financial expert."

     No member of our audit committee serves on more than three public company audit committees. For further information on the role of our audit committee, see "Audit Committee Report." The current members of our audit committee are Cecil H. Moore, Jr. (chairman), Keith R. Coogan, George E. Poston and R. Gerald Turner. Our audit committee held ten meetings in 2005.

     Management   Development   and   Compensation   Committee.   The  principal
responsibilities of our management development and compensation committee are:

     o to recommend to the board of directors whether or not to approve any proposed charge to us pursuant to an ISA with a related parent company;

     o    to  review,  approve  or  administer  certain  matters  regarding  our
          employee  benefit  plans  or  programs,   including  annual  operating
          earnings bonus awards;

     o to review, approve, administer and grant awards under our equity compensation plan; and

     o to review and administer such other compensation matters as the board of directors may direct from time to time.

     The board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards. For further information on the role of our management development and compensation committee, see "Executive Compensation Report." The current members of our management development and compensation committee are R. Gerald Turner (chairman), Keith R. Coogan and George E. Poston. Our management development and compensation committee held one meeting in 2005.

                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to our executive officers. Each executive officer serves at the pleasure of the board of directors. Biographical information with respect to Harold C. Simmons and Steven L. Watson is set forth under "Election of Directors-Nominees for Director."

          Name         Age                    Position(s)
---------------------- ---  ----------------------------------------------------

Harold C. Simmons.....  74   Chairman of the Board and Chief Executive Officer
Steven L. Watson......  55   Vice Chairman of the Board
Ulfert Fiand..........  57   President, Manufacturing and Technology
H. Joseph  Maas.......  54   President, Sales and Marketing
Douglas C. Weaver.....  64   Senior Vice President, Development
James W. Brown........  49   Vice President and Controller
Robert D. Graham......  50   Vice President, General Counsel and Secretary
Kelly D. Luttmer......  42   Vice President and Tax Director
John A. St. Wrba......  49   Vice President and Treasurer
Gregory M. Swalwell...  49   Vice President, Finance and Chief Financial Officer


     Ulfert Fiand has served as our president, manufacturing and technology since 2004 and previously served as our senior vice president, manufacturing and technology since 2003. Since 2001, he has served as president, manufacturing and technology of KII. Dr. Fiand joined KII in 1988, and previously served as group leader and director of chloride process technology, director of process technology and vice president of production & process technology.

     H. Joseph Maas has served as our president, sales and marketing since 2004 and served as our senior vice president, sales and marketing since 2003. From 1985 to 2003, Mr. Maas served as our director of marketing and later as our vice president of marketing. From 1978 to 2003, Mr. Maas held several positions in commercial development, marketing and planning for various divisions of NL (Rheox and Spencer Kellogg).

     Douglas C. Weaver has served as our senior vice president, development since 2003. Mr. Weaver served as our vice president, development since 1998. Prior to that, Mr. Weaver served in various manufacturing, engineering and planning capacities with NL since joining NL in 1973.

     James W. Brown has served as vice president and controller of us and NL since 2003. From 1998 to 2002, he served as vice president and chief financial officer of Software Spectrum, Inc., a global business-to-business software services provider that is a wholly owned subsidiary of Level 3 Communications, Inc., but from 1991 to 2002, was a publicly traded corporation. From 1994 to 1998, Mr. Brown served as vice president, corporate accounting of Affiliated Computer Services, Inc., a provider of business process and information technology outsourcing solutions.

     Robert D. Graham has served as vice president, general counsel and secretary of us and NL since 2003, executive vice president of TIMET since February 2006 and vice president of TIMET from 2004 to 2006 and vice president of Valhi and Contran since 2002. From 1997 to 2002, Mr. Graham served as an executive officer, and later as executive vice president and general counsel of Software Spectrum, Inc. From 1985 to 1997, Mr. Graham was a partner in the law firm of Locke Purnell Rain Harrell (A Professional Corporation), a predecessor to Locke Liddell & Sapp LLP.

     Kelly D. Luttmer has served as vice president of us, CompX, Contran, NL and Valhi since 2004, tax director of us and NL since 2003 and tax director of CompX, Valhi and Contran since 1998. Ms. Luttmer has served in tax accounting positions with various companies related to Valhi and Contran since 1989.

     John A. St. Wrba has served as our vice president since 2004 and our treasurer of since 2003. He has also served as vice president and treasurer of Valhi since 2005, TIMET and Contran since 2004 and NL since 2003. He was NL's assistant treasurer from 2002 to 2003. From 2000 until 2002, he was assistant treasurer of Kaiser Aluminum & Chemical Corporation, a leading producer of fabricated aluminum products.

     Gregory M. Swalwell has served as chief financial officer of us and NL since 2004, vice president, finance of us and NL since 2003, vice president of TIMET since 2004 and vice president and controller of Valhi and Contran since prior to 2001. Mr. Swalwell has served in accounting positions with various companies related to Valhi and Contran since 1988.

                               SECURITY OWNERSHIP

     Ownership of Kronos Worldwide. The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer and all of our directors and executive officers as a group. See footnote (4) below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

                                                                              Kronos Worldwide Common Stock
                                                                      ----------------------------------------------
                                                                          Amount and Nature of        Percent of
                      Name of Beneficial Owner                          Beneficial Ownership (1)     Class (1)(2)
--------------------------------------------------------------------- ---------------------------- -----------------

Harold C. Simmons (3)...............................................             4,755 (4)                *
    Valhi, Inc. (3).................................................        28,888,821 (4)              59.0%
    NL Industries, Inc (3)..........................................        17,516,132 (4)              35.8%
    TIMET Finance Management Company (3)............................             5,203 (4)                *
    Annette C. Simmons (3)..........................................            36,356 (4)                *
                                                                        --------------
                                                                            46,451,267 (4)              94.9%
Keith R. Coogan.....................................................               500                    *
Cecil H. Moore, Jr..................................................             1,012 (4)                *
George E. Poston....................................................             2,000                    *
Glenn R. Simmons....................................................               708 (4)                *
R. Gerald Turner....................................................             1,536                    *
Steven L. Watson....................................................             4,733 (4)                *
Ulfert Fiand........................................................               -0-                   -0-
H. Joseph Maas......................................................               -0-                   -0-
James W. Brown......................................................               -0-                   -0-
All our directors and executive officers as a group (15 persons)....        46,461,756 (4)              94.9%

--------------
*    Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2) The percentages are based on 48,949,549 shares of our common stock outstanding as of the record date.

(3) The business address of Valhi, NL and Harold C. and Annette C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of TFMC is 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801.

(4) Valhi and TFMC are the direct holders of approximately 83.1% and 0.5% of the outstanding shares of NL common stock, respectively. TIMET is the direct holder of 100% of the outstanding shares of common stock of TFMC. Tremont, Annette C. Simmons, the CMRT, Valhi and Harold C. Simmons are the holders of approximately 33.5%, 12.7%, 10.2%, 3.8% and 2.6%, respectively, of the outstanding shares of TIMET common stock. The ownership of TIMET common stock by Ms. Simmons includes 10,666,666 shares of TIMET common stock that she has the right to acquire upon conversion of 1,600,000 shares of TIMET series A preferred stock that she directly holds. The ownership of TIMET common stock by Valhi includes 98,000 shares of TIMET common stock that Valhi has the right to acquire upon conversion of 14,700 shares of TIMET series A preferred stock that Valhi directly holds. The percentage ownership of TIMET common stock held by each of Ms. Simmons and Valhi assumes the full conversion of only the shares of TIMET series A preferred stock she or Valhi owns, respectively.

     VHC, the Foundation, the CDCT No. 2 and the CMRT are the direct holders of approximately 91.6%, 0.9%, 0.4% and 0.1%, respectively, of the outstanding common stock of Valhi. VGI, National and Contran are the direct holders of 87.4%, 10.3% and 2.3%, respectively, of the outstanding common stock of VHC. National, NOA and Dixie Holding are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding VGI common stock. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding National common stock. Contran and Southwest are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding NOA common stock. Dixie Rice is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold.

     The Foundation directly holds approximately 0.9% of the outstanding shares of Valhi common stock. This foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of this foundation.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of Valhi common stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

     The CMRT directly holds approximately 10.2% of the outstanding shares of TIMET common stock and 0.1% of the outstanding shares of Valhi common stock. Contran sponsors this trust to permit the collective investment by master trusts that maintain assets of certain employee benefit plans Contran and related entities adopt. Harold C. Simmons is the sole trustee of this trust and a member of the investment committee for this trust. Contran's board of directors selects the trustee and members of this trust's investment committee. Certain of our executive officers are participants in one or more of the employee benefit plans that invest through this trust. Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the assets this trust holds.

     Harold C. Simmons is the chairman of the board and chief executive officer of us and NL and the chairman of the board of each of TIMET, Tremont, Valhi, VHC, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran.

     By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities. However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CMRT and his interest as a beneficiary of the CDCT No. 2. Mr. Harold Simmons disclaims beneficial ownership of all shares of our common stock beneficially owned, directly or indirectly, by Valhi, NL or TFMC.

     All of our directors or executive officers who are also directors or executive officers of Valhi, NL, TFMC or their parent companies disclaim beneficial ownership of the shares of our common stock that such companies directly or indirectly hold.

     Annette C. Simmons is the wife of Harold C. Simmons. She is the direct owner of 36,356 shares of our common stock, 119,475 shares of NL common stock, 228,000 shares of TIMET common stock, 1,600,000 shares of TIMET series A preferred stock and 43,400 shares of Valhi common stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

     The Annette Simmons Grandchildren's Trust, a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons, is the direct holder of 36,500 shares of Valhi common stock. Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares of Valhi common stock this trust directly holds. Mr. Simmons disclaims beneficial ownership of any shares of Valhi common stock that this trust holds.

     Harold C. Simmons is the direct owner of 4,755 shares of our common stock, 257,000 shares of NL common stock (including options exercisable for 4,000 shares of NL common stock), 1,933,700 shares of TIMET common stock and 3,383 shares of Valhi common stock.

     NL and one of its subsidiaries directly hold 3,522,967 and 1,186,200 shares of Valhi common stock, respectively. Since NL is a majority owned subsidiary of Valhi, and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that NL and its subsidiary hold as treasury stock for voting purposes. For the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement such shares are not deemed outstanding.

     The business address of Contran, the CDCT No. 2, the CMRT, Dixie Holding, the Foundation, National, NOA, TIMET, Tremont, Valhi, VGI and VHC is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

     We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities. We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

     Ownership of Related Companies. Some of our directors and executive officers own equity securities of several companies related to us.

     Ownership of NL and Valhi. The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of common stock of NL and Valhi held by each of our directors, each named executive officer and all of our directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

                                           NL Common Stock                          Valhi Common Stock
                                --------------------------------------  -------------------------------------------
                                                              Percent                                      Percent
                                      Amount and Nature         of             Amount and Nature              of
     Name of Beneficial                 of Beneficial          Class             of Beneficial              Class
            Owner                       Ownership (1)         (1)(2)             Ownership (1)              (1)(3)
------------------------------  ---------------------------  ---------  -------------------------------  ----------
Harold C. Simmons...........               257,000  (4)(5)       *                  3,383  (4)               *
  Valhi, Inc................            40,350,931  (4)        83.1%                  n/a                   n/a
  TIMET Finance Management
    Company.................               222,100  (4)          *                    -0-                   -0-
  Valhi Holding Company.....                   -0-  (4)         -0-           106,098,763  (4)             91.6%
  Contran Corporation.......                   -0-  (4)         -0-               439,400  (4)(6)            *
  Harold Simmons Foundation,
    Inc.....................                   -0-  (4)         -0-             1,006,500  (4)               *
  The Combined Master
    Retirement Trust........                   -0-  (4)         -0-               115,000  (4)               *
  Annette C. Simmons........               119,475  (4)          *                 43,400  (4)               *
  Annette Simmons
    Grandchildren's Trust...                   -0-  (4)         -0-                36,500  (4)               *
                                ------------------                      -----------------
                                        40,949,506             84.3%          107,742,946                  93.1%


Keith R. Coogan.............                   -0-              -0-                   -0-                   -0-
Cecil H. Moore, Jr..........                 1,000               *                    -0-                   -0-
George E. Poston............                   -0-              -0-                   -0-                   -0-
Glenn R. Simmons............                 9,000  (4)          *                 12,247  (4)(7)            *
R. Gerald Turner............                 1,000               *                    -0-                   -0-
Steven L. Watson............                13,000  (4)(5)       *                117,246  (4)(5)            *
Ulfert Fiand................                 1,200  (5)          *                    -0-                   -0-
H. Joseph Maas..............                 1,200  (5)          *                    -0-                   -0-
James W. Brown..............                   -0-              -0-                   -0-                   -0-
All   our    directors   and
  executive  officers  as  a
  group  (15 persons).....              40,983,506  (4)(5)     84.4%          108,040,205  (4)(5)(6)(7)    93.1%

-------------------------
*    Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each entity, individual or group assumes the exercise by such entity, individual or group (exclusive of others) of stock options that such entity, individual or group may exercise within 60 days subsequent to the record date.

(2) The percentages are based on 48,563,034 shares of NL common stock outstanding as of the record date.

(3) The percentages are based on 115,778,278 shares of Valhi common stock outstanding as of the record date. For purposes of calculating the outstanding shares of Valhi common stock as of the record date, 3,522,967 and 1,186,200 shares of Valhi common stock held by NL and a subsidiary of NL, respectively, are treated as treasury stock for voting purposes and excluded from the amount of Valhi common stock outstanding.

(4) See footnote (4) to the "Ownership of Kronos Worldwide" table for a description of certain relationships among the individuals, entities or groups appearing in this table. All our directors or executive officers who are also directors or executive officers of Valhi, TFMC, VHC, Contran, the Foundation or their parent companies disclaim beneficial ownership of the shares of NL or Valhi common stock that such entities directly or indirectly own.

     Other than the securities he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all securities that his wife, Annette C. Simmons, directly or indirectly owns.

(5) The shares of NL or Valhi common stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the record date:

                                                    Shares of NL Common Stock     Shares of Valhi Common Stock
                                                   Issuable Upon the Exercise     Issuable Upon the Exercise of
                                                     of Stock Options On or               Stock Options
              Name of Beneficial Owner                 Before May 27, 2006          On or Before May 27, 2006
     -----------------------------------------    ---------------------------     -----------------------------

     Harold C. Simmons........................                 4,000                             -0-
     Steven L. Watson.........................                 4,000                         100,000
     Ulfert Fiand.............................                 1,200                             -0-
     H. Joseph Maas...........................                 1,200                             -0-
     All our directors and executive  officers
       as a group (15 persons)................                18,000                         266,600


(6) Represents the 439,400 shares of Valhi common stock the CDCT No. 2 directly holds.

(7) The shares of Valhi common stock shown as beneficially owned by Glenn R. Simmons include 800 shares his wife holds in her retirement account, with respect to which shares he disclaims beneficial ownership.



                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

     Compensation of Directors. In 2005, our directors received an annual retainer of $20,000, paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of our board of directors or its committees. The chairman of our audit committee and any member of our audit committee whom the board identified as an "audit committee financial expert" for purposes of the annual proxy statement received an annual retainer of $10,000, paid in quarterly installments (provided that if one person served in both capacities only one such retainer was paid), and other members of our audit committee received an annual retainer of $5,000, paid in quarterly installments. If one of our directors dies while serving on our board of directors, his designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect. We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

     On the day of each annual stockholder meeting, each of our directors receives a grant of shares of our common stock as determined by the following formula based on the closing price of a share of our common stock on the date of such meeting.

       Range of Closing Price Per                    Shares of Common
       Share on the Date of Grant                  Stock to Be Granted
       --------------------------                  -------------------

         Under $5.00                                       2,000
         $5.00 to $9.99                                    1,500
         $10.00 to $20.00                                  1,000
         Over $20.00                                         500

     As a result of the $30.75 per share closing price of our common stock on May 19, 2005, the date of our 2005 annual stockholder meeting, each of our directors elected on that date received a grant of 500 shares of our common stock.


     Intercorporate Services Agreements. Contran and certain of its subsidiaries, including us, have entered into ISAs pursuant to which Contran, among other things, provides the services of certain of our named executive officers to certain of Contran's subsidiaries, including us and our subsidiaries. For a discussion of these ISAs, see "Certain Relationships and Transactions-Intercorporate Services Agreements."

     Summary of Cash and Certain Other Compensation of Executive Officers. The summary compensation table below provides information concerning annual and long-term compensation we and our subsidiaries paid or accrued for services rendered to us and our subsidiaries during the past three years by our chief executive officer and each of the four other executive officers with the highest 2005 total salary and bonus, or charge to us or our subsidiaries pursuant to the ISA between us and Contran.

                                    SUMMARY COMPENSATION TABLE (1)

                                                                   Annual Compensation (2)
                    Name and                                 ------------------------------------       All Other
               Principal Position                     Year         Salary              Bonus          Compensation
-------------------------------------------------     ----   -----------------   ----------------   ----------------

Harold C. Simmons (3).............................    2005   $   1,038,375 (3)   $        -0- (3)   $       -0-
Chairman of the Board and Chief Executive Officer     2004         988,005 (3)            -0- (3)           -0-
                                                      2003         190,000 (3)            -0- (3)           -0-

Steven L. Watson (3)..............................    2005         500,875 (3)            -0- (3)           -0-
Vice Chairman of the Board                            2004         363,905 (3)            -0- (3)           -0-

Ulfert Fiand......................................    2005         243,817 (4)        163,840 (4)(5)        -0-
President, Manufacturing and Technology               2004         209,664 (4)        153,044 (4)(5)        -0-
                                                      2003         173,786 (4)        121,650 (4)(5)        -0-

H. Joseph Maas....................................    2005         234,250            150,900 (5)        22,016 (6)
President, Sales and Marketing                        2004         223,000            162,800 (5)        20,531 (6)

James W. Brown (3)................................    2005         344,800 (3)            -0- (3)           -0-
Vice President and Controller                         2004         201,900 (3)            -0- (3)           -0-
--------------------


(1) For the periods presented for each named executive officer, no stock options or shares of restricted stock were granted nor payouts made pursuant to long-term incentive plans. Therefore, the columns for such compensation have been omitted.

(2) Other than Dr. Fiand, no named executive officer received "other annual compensation," as defined by SEC rules, from us or our subsidiaries. For each of the three years presented, Dr. Fiand received an annual automobile allowance that is less than the amount required to be reported pursuant to SEC rules. Therefore, the column for other annual compensation has been omitted.

(3) Messrs. Simmons, Watson and Brown are employees of Contran. The amounts shown in the summary compensation table as salary for them represent the portion of the fees we and our subsidiaries paid pursuant to certain ISAs with respect to the services they rendered to us and our subsidiaries. During 2003, Mr. Simmons provided his services to us pursuant to a Services Agreement between NL, us and KII dated as of January 1, 1995 and amended as of April 1, 2002. Other than Mr. Simmons, the charges for the named executive officers' services under this ISA for 2003 to us were not specifically identifiable to a particular executive officer and were not allocable between us and KII. During 2004 and 2005, Messrs. Simmons, Watson and Brown provided their services to us pursuant to an ISA between us and Contran, the charges for which were specifically identifiable to these named executive officers.

     The components of salary shown in the summary compensation table for Messrs. Simmons, Watson and Brown are provided below. The amount shown in the table as salary for each of Messrs. Simmons and Watson for 2004 and 2005 also includes director compensation paid to each of them by us.

                                                        2003              2004             2005
                                                  ----------------  ----------------  ----------------
     Harold C. Simmons (a)
       Contran ISA Fee.........................   $     190,000 (b) $     950,000 (b) $  1,000,000 (b)
       Kronos Worldwide Cash Director Fees.....             -0-            23,000           23,000
       Kronos Worldwide Director Stock.........             -0-            15,005           15,375
                                                  -------------     -------------     ------------
                                                  $     190,000     $     988,005     $  1,038,375
                                                  =============     =============     ============

     Steven L. Watson (a)
       Contran ISA Fee.........................                     $     325,900 (b) $    462,500 (b)
       Kronos Worldwide Cash Director Fees.....                            23,000           23,000
       Kronos Worldwide Director Stock.........                            15,005           15,375
                                                                    -------------     ------------
                                                                    $     363,905     $    500,875
                                                                    =============     ============

     James W. Brown (a)
       Contran ISA Fee.........................                     $     201,900 (b) $    344,800 (b)

----------------------------

     (a) Mr. Simmons became an executive officer of ours as of August 6, 2003. Mr. Watson became an executive officer of ours as of October 8, 2004. Mr. Brown became an executive officer of ours as of October 31, 2003.

     (b) Includes amounts allocated to KII, our wholly owned subsidiary, under the ISA between Contran and us.

(4) Dr. Fiand receives his cash compensation in euros. We report these amounts in the summary compensation table above in U.S. dollars based on an average exchange rate for each of 2005, 2004 and 2003 of $1.25356, $1.23470 and
     $1.12120 per Euro 1.00, respectively.

(5) Represents amounts we paid pursuant to our Share-in-Performance Plan. For a description of this plan, see "Executive Compensation Report."

(6) As shown below, all other compensation for Mr. Maas consisted of (i) matching contributions we made or accrued pursuant to the savings feature of the NL savings plan, (ii) retirement contributions we made or accrued pursuant to the NL savings plan and (iii) life insurance premiums we paid.

                                                                 NL Savings
                                                  NL Savings        Plan              Life
                                                    Plan         Retirement        Insurance
        Named Executive Officer         Year        Match       Contributions     Premiums (a)       Total
     ----------------------------      ------    -----------    -------------     ------------     ---------


     H. Joseph Maas..............       2005      $  8,400        $ 11,550         $  2,066        $ 22,016
                                        2004         7,432          11,275            1,824          20,531

-----------------------

(a) Under the terms of the life insurance policy provided by these premiums, Mr. Maas was entitled to a cash surrender value of approximately $6,870 at December 31, 2005.

     No Grants of Stock Options or Stock Appreciation Rights. Neither we nor any of our parent or subsidiary corporations granted any stock options or stock appreciation rights to our named executive officers during 2005.

     Stock Option Exercises and Holdings. The following table provides information with respect to the amounts each of Harold C. Simmons, Ulfert Fiand and H. Joseph Maas each realized in 2005 upon the exercise of certain of his stock options for NL common stock and the value of our named executive officers' unexercised stock options for common stock of our parent corporations as of December 31, 2005. Neither we nor any of our parent or subsidiary companies has granted any stock appreciation rights nor have we granted any stock options. Mr. James W. Brown does not hold any stock options exercisable for the common stock of any of our parent corporations.

                  AGGREGATE STOCK OPTION EXERCISES IN 2005 AND
                         DECEMBER 31, 2005 OPTION VALUES

                                                                Number of Shares
                                 Shares                            Underlying               Value of Unexercised
                                Acquired                      Unexercised Options at         In-the-Money Options
                                   on                         December 31, 2005 (#)        at December 31, 2005 (1)
                                Exercise       Value       ---------------------------   ---------------------------
            Name                  (#)         Realized     Exercisable   Unexercisable   Exercisable    Unexercisable
---------------------------     --------   -------------   -----------   -------------   -----------   --------------

Harold C. Simmons
   NL Stock Options........        2,000   $  30,795 (2)         4,000             -0-   $    22,214   $         -0-

Steven L. Watson
   Valhi Stock Options.....          -0-         -0-           100,000             -0-     1,056,000             -0-
   NL Stock Options........          -0-         -0-             4,000             -0-        22,214             -0-
                                --------   ---------        ----------    ------------   -----------   -------------
                                     -0-         -0-           104,000             -0-     1,078,214             -0-

Ulfert Fiand
   NL Stock Options........        5,800      63,243 (2)           -0-           1,200           -0-           3,126

H. Joseph Maas
   NL Stock Options........        5,800      67,427 (2)           -0-           1,200           -0-           3,126

----------

(1) Each aggregate value is based on the difference between the exercise price of the individual stock options and the closing sale price per share of the underlying common stock on December 31, 2005. Such closing sale prices were $18.50 per share for Valhi common stock and $14.09 per share for NL common stock.

(2) The value realized for this exercise is based on the difference between either the average of the high and low sales prices or the closing sale price per share of the underlying common stock on the day of the exercise and the exercise price per share.

     Pension Plans. The Retirement Program of NL Industries, Inc. for its U.S. employees provides lifetime retirement benefits to eligible employees. In 1996, NL approved the suspension of all future accruals under the salaried component of the pension plan. At December 31, 2005, the estimated accrued annual benefit payable under this Pension Plan upon retirement at normal retirement age for Mr. Maas was $26,778.

     Dr. Fiand is eligible to receive a pension through KII's German operations under the Bayer Pensionskasse and the Supplemental Pension Promise. All of KII's employees in Germany (including wage earners) who have contributed for five years and are less than 55 years of age are covered by the Bayer Pensionskasse. Each employee contributes 2% of eligible earnings excluding bonus, up to the social security contribution ceiling (currently euro 63,000) and the Bayer Pensionskasse provides an annual benefit of 44% of such employee's accumulated contributions (with a minimum benefit of approximately euro 13 per month). The Supplemental Pension Promise also covers all employees of the German operations who have completed ten years of service. Our German operations accrue 11.25% of the participants' eligible annual earnings excluding bonus in excess of the social security contribution ceiling, up to a maximum of euro 111,000. The Supplemental Pension Promise provides an annual retirement benefit of 20% of all accruals made by our German operations. Benefits for both plans are payable upon retirement and the attainment of ages specified in the plans. No amounts were paid or distributed under these plans to Dr. Fiand in 2005. As of December 31, 2005, the estimated accrued annual benefit payable upon normal retirement at normal retirement age for Dr. Fiand was euro 29,190.

     Chief Operations Management Consultant. Following his resignation as our chief executive officer in 2003, Lawrence A. Wigdor entered into a consultancy arrangement with us pursuant to which Dr. Wigdor provides ongoing management services to our titanium dioxide operations. In 2005, Dr. Wigdor received monthly payments of $84,000 under the arrangement. For 2005, Dr. Wigdor received an annual discretionary bonus of $1.4 million. For the term of the arrangement, Dr. Wigdor will receive annual discretionary bonuses as determined by our chief executive officer. Under the consultancy arrangement, as amended in January 2006, if we terminate the consultancy arrangement prior to December 31, 2008, Dr. Wigdor will receive twelve months compensation and medical and dental coverage through December 31, 2008 and a pro-rata portion of any bonus for the year in which the termination occurs. The arrangement provides Dr. Wigdor various other benefits, including, medical and dental benefits and office and secretarial support at our New Jersey office.

     During 2005, Dr. Wigdor exercised previously granted stock options for 78,300 shares of NL common stock and realized an aggregate value from the sale of such shares of $870,287. The amount he realized upon the exercise of stock options is based on the difference between the closing price per share of NL common stock on the day of each exercise and the exercise price per share. At December 31, 2005, Dr. Wigdor held exercisable stock options to purchase 3,000 shares of NL common stock and unexercisable stock options to purchase 20,000 shares of NL common stock. Based on the difference between the exercise price of his individual stock options and the $14.09 per share closing sale price of NL common stock on December 31, 2005, the value of his exercisable and unexercisable stock options to purchase NL common stock was $25,395 and $52,100, respectively.

     Following his resignation in 2003, Dr. Wigdor elected to receive his retirement benefits under our U.S. pension plan at an early retirement age. He began receiving a monthly payment amount of $2,428 in 2003, which will continue for the remainder of his life.

     During 2005, Dr. Wigdor's sister-in-law and son were employed by us and were paid approximately $45,500 and $68,300, respectively, and also received customary employee benefits, including medical insurance. Both persons continue to be employed by us.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides summary information as of December 31, 2005 with respect to equity compensation plans under which our equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for goods or services.

                                        Column (A)                   Column (B)                   Column (C)
                                --------------------------   --------------------------    -------------------------
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                              Future Issuance Under
                                Number of Securities to be    Weighted-Average Exercise    Equity Compensation Plans
                                  Issued Upon Exercise of       Price of Outstanding         (Excluding Securities
                                   Outstanding Options,               Options,                   Reflected in
        Plan Category               Warrants and Rights          Warrants and Rights              Column (A))
---------------------------     --------------------------   --------------------------    -------------------------

Equity compensation plans
approved by security
holders....................                   -0-                    $    -0-                       143,500

Equity compensation plans
not approved by security
holders....................                   -0-                         -0-                           -0-

Total......................                   -0-                         -0-                       143,500


                         CORPORATE GOVERNANCE DOCUMENTS

     Code of Business Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Only the board of directors may amend the code. Only our audit committee or other committee of the board of directors with specific delegated authority may grant a waiver of this code. We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.

     Corporate Governance Guidelines. We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities. Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman presides at all meetings of the non-management or independent directors.

     Audit Committee Charter. We have adopted an amended and restated audit committee charter under which our audit committee operates. Among other things, our audit committee charter provides the purpose, authority, resources and responsibilities of the committee.

     A copy of each of these three documents, among others, is available on our website at www.kronostio2.com under the corporate governance section. A copy of the amended and restated audit committee charter is also attached as Exhibit A to this proxy statement. In addition, any person may obtain a copy of these three documents without charge, by sending a written request to the attention of our corporate secretary at Kronos Worldwide, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us. Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2005 our executive officers, directors and 10% stockholders complied with all applicable filing requirements under section 16(a) except that after its formation in August 2005 as a parent company of Valhi, VHC failed to file timely its Form 3 and three Forms 4 reporting nine purchases of our common stock by Valhi, which transactions were all timely reported on Forms 4 by our other parent companies.

                          EXECUTIVE COMPENSATION REPORT

     During  2005,  our  management   development  and  compensation   committee
administered certain matters regarding the compensation of our executive officers.

Kronos Worldwide ISA

     During 2005, we paid certain fees to Contran for services provided pursuant to an ISA between Contran and us. Such services provided under this ISA included the services of the following executive officers of ours:

      Name                           Positions with Kronos Worldwide
-----------------          ----------------------------------------------------
Harold C. Simmons          Chairman of the Board and Chief Executive Officer
Steven L. Watson           Vice Chairman of the Board
James W. Brown             Vice President and Controller
Robert D. Graham           Vice President, General Counsel and Secretary
Kelly D. Luttmer           Vice President and Tax Director
John A. St. Wrba           Vice President and Treasurer
Gregory M. Swalwell        Vice President, Finance and Chief Financial Officer



Contran annually determines the aggregate fee to charge us based on the following:

o an estimate of the amount of time each Contran employee that performs services for us and our subsidiaries will spend on such services over the year; and

o Contran's cost related to such employee, which includes the employee's base salary, incentive compensation and an overhead component that takes into account other employment costs, including medical benefits, unemployment and disability insurance and pension costs and other costs of providing an office, equipment and supplies related to the provision of such services.

     The portion of the annual charge we pay under the ISA between us and Contran for the services of any particular individual is capped at $1.0 million in the aggregate to enhance our ability to deduct such charge for federal income tax purposes. The amount of the fee we paid in 2005 under this ISA for a person who provided services to us or our subsidiaries represents, in management's view, the reasonable equivalent of "compensation" for such services. It is also management's view that the proposed aggregate charge to us under this ISA is fair to us and our stockholders and the cost for the services provided under the ISA would be no less favorable to us than could otherwise be obtained from an unrelated third party for comparable services. See "Certain Relationships and Transactions-Intercorporate Services Agreements" for the aggregate amount we paid to Contran in 2005 under this ISA. For each named executive officer, the portion of the annual charge we paid in 2005 to Contran under this ISA attributable to the services of such executive officer is set forth in footnote
(3) to the summary compensation table in this proxy statement. The amounts charged under this ISA are not dependent upon our financial performance.

     For 2005, our management development and compensation committee reviewed documentation and discussed with management Contran's ISA allocation process, including how Contran determined the necessary personnel, the estimated number of full time employees that would be required to provide the services and the cost of such services under this ISA. The committee then recommended that our board of directors approve the 2005 aggregate service charge for the proposed Contran services to be rendered to us under the ISA after concluding that:

o the cost to employ the additional personnel necessary to perform the quality of the services provided by Contran would exceed the proposed 2005 aggregate fee to be charged by Contran under this ISA; and

o the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

Upon receiving the recommendation of our management development and compensation committee that the ISA charge was fair and reasonable to us and our stockholders and that it was in our best interests to continue receiving the services presently provided by Contran, our independent directors, with our other directors abstaining, approved the 2005 aggregate charge to us under this ISA.

     In making these determinations, our management development and compensation committee relied on their collective business experience and judgment.

Other Executive Officers

     In 2005, our management development and compensation committee administered certain matters regarding the compensation of Ulfert Fiand, H. Joseph Maas and Douglas C. Weaver, three of our executive officers that we or our subsidiaries employ. For 2005, our cash compensation for these executive officers generally consisted of two primary components: base salary and annual operating earnings bonus awards provided by our Share-in-Performance Plan.

     Base Salaries. Our management establishes base salaries for those executive officers employed by us or our subsidiaries on a position-by-position basis by conducting annual internal reviews of salary levels in an attempt to rank salary and job value to each position. Our management development and compensation committee reviews changes in salaries of our operating management employed by us or our subsidiaries, including those for Messrs. Fiand, Maas and Weaver. In 2005, our management development and compensation committee reviewed increases in the base salaries for Messrs. Fiand, Maas and Weaver based on the expected inflation rate in the applicable country for the employee and further recognition of their promotions and added responsibilities. The 2005 average percentage increase in base salary for all of the operating management employed by us or our subsidiaries was 3.7%.

     Bonuses. Operating earnings bonus awards under our Share-in-Performance Plan constitute a significant portion of the potential annual cash compensation for Messrs. Fiand, Maas and Weaver. Based on the business plan for the year and management's recommendation, in February 2005, our management development and compensation committee set our 2005 year-end operating earnings goals at three levels: a threshold level, which is the minimum operating earnings level for any award to be made under the Share-in-Performance Plan, a target level and a maximum level. The chief executive officer, with the assistance of our chief operating management consultant and chief financial officer, selected the participants in the Share-in Performance Plan and determined the bonus awards for each participant that would be paid upon our achievement of the operating earnings target at each level. A participating executive officer's cash compensation is designed to result in below competitive compensation levels if the minimum level is not achieved.

     Pursuant to the Share-in-Performance Plan, if operating earnings fall below the minimum level, no operating earnings bonus award is paid. For 2005, if we were to achieve operating earnings at 85% or higher of the target level but did not achieve the target level, a participant would receive a reduced target level annual operating earnings bonus award, reduced by the pro rata amount by which the achieved operating earnings was less than the target level. As a result of our achieving 2005 operating earnings at the target level, Messrs. Fiand and Maas received the operating earnings bonus awards set forth next to their name for 2005 in the bonus column of the summary compensation table in this proxy statement.

     In making these determinations regarding base salaries and operating earning bonus awards, our management development and compensation committee relied on their collective business experience and judgment.

Common Stock Based Compensation

     In 2005, our management development and compensation committee administered matters regarding the common stock based compensation of our executive officers. In 2005, management did not recommend any common stock based compensation, and our management development and compensation committee did not grant any such compensation to any executive officers other than annual stock grants to our directors, including our chief executive officer and vice chairman of the board, for their services as directors. Our management development and compensation committee does not currently anticipate granting common stock based compensation to anyone in 2006 other than these annual grants of stock to our directors. See "Compensation of Directors and Executive Officers and Other Information - Compensation of Directors."

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for non-performance based compensation over $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. It is our general policy to structure the performance-based portion of the compensation of our executive officers in a manner that enhances our ability to deduct fully such compensation.

     The following individuals, in the capacities indicated, hereby submit the foregoing report.

R. Gerald Turner              Keith R. Coogan              George E. Poston
Chairman of our Management    Member of our Management     Member of our Management
Development and               Development and Compensation Development and Compensation
Compensation Committee        Committee                    Committee


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Relationships with Related Parties. As set forth under "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control us. We and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in the following:

o intercorporate transactions, such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

o common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

     We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future. In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness. Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Harold C. Simmons. It is our policy to engage in transactions with related parties on terms, in our opinion, no less favorable to us than could be obtained from unrelated parties.

     Certain directors or executive officers of Contran, CompX, Keystone, NL, TIMET or Valhi also serve as our directors or executive officers. Such relationships  may  lead to  possible  conflicts  of  interest.  These  possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have adverse interests. No specific procedures are in place that govern the treatment of transactions among us and our related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Intercorporate Services Agreements. We and certain related companies have entered into ISAs. Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on a fee basis. The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient's business. The fees paid pursuant to the ISAs are generally based upon an estimate of the time devoted by employees of the provider of the services to the affairs of the recipient and the employer's cost related to such employees, which includes the employees' cash compensation and an overhead component that takes into account the employer's other costs related to the employees. Each of the ISAs in their current form extends on a quarter-to-quarter basis, generally subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter. Because of the large number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial and administrative staffs duplicated at each entity, thus allowing certain individuals to provide services to multiple companies but only be compensated by one entity. With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge is approved by the independent directors of the company after receiving a recommendation from the company's management development and compensation committee.

     In 2005, we paid Contran fees of $5.7 million for its services under the ISA between Contran and us. In 2006, we expect to pay Contran fees of $6.3 million for its services under this ISA. We also pay director fees and expenses directly to Messrs. Harold and Glenn Simmons and Watson for their services as our directors.

     Short-Swing Trading Profits. From December 2004 through April 2005, NL sold shares of our common stock in the open market. From June 2004 through October 2005, Valhi purchased shares of our common stock in the open market. Pursuant to section 16(b) of the Securities Exchange Act, certain of such sales and purchases might be deemed to be matched for purposes of computing short-swing profits. As a result, Valhi made several voluntary payments to us concurrently with a potentially matching transaction aggregating approximately $600,000 and $1.2 million for 2004 and 2005, respectively, which amounts represent the maximum amount of any possible short-swing profits resulting from these transactions.

     Loans between Related Parties. From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes. These loans and advances are entered into principally for cash management purposes. When we loan funds to related parties, the lender is generally able to earn a higher rate of return on the loan than the lender would earn if the funds were invested in other instruments. While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans. When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

     During 2005, we did not borrow from, or lend to, unconsolidated related parties. Accordingly, we received no interest income on loans to unconsolidated related parties and paid no interest on loans from unconsolidated related parties in 2005.

     Insurance Matters. We and Contran participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines and EWI RE, Inc. provide for or broker these insurance policies. Tall Pines is a captive insurance company wholly owned by Valhi, and EWI RE, Inc. is a reinsurance brokerage and risk management firm wholly owned by NL. Consistent with insurance industry practices, Tall Pines and EWI RE, Inc. receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

     With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran and certain of its subsidiaries or related companies, including us, have entered into a loss sharing agreement under which any uninsured loss is shared by those companies who have submitted claims under the relevant policy. We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

     During 2005, we paid premiums of approximately $7.7 million for insurance policies Tall Pines provided or EWI RE, Inc. brokered, including approximately $1.3 million paid by Louisiana Pigment Company, L.P., a partnership of which a wholly owned subsidiary of ours and a subsidiary of Huntsman LLC each own 50%. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines and EWI RE, Inc. Tall Pines purchases reinsurance for substantially all of the risks it underwrites. In our opinion, the amounts that we, our subsidiaries and Louisiana Pigment Company, L.P. paid for these insurance policies and the allocation among us and our related entities of relative insurance premiums are reasonable and at least as favorable to those we or they could have obtained through unrelated insurance companies or brokers. We expect that these relationships with Tall Pines and EWI RE, Inc. will continue in 2006.

     Tax Matters. We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the "Contran Tax Group." As a member of the Contran Tax Group and pursuant to certain tax sharing agreements, each of the members and its qualifying subsidiaries compute provisions for U.S. income taxes on a separate company basis using tax elections made by Contran. Pursuant to the tax sharing agreements and using tax elections made by Contran, each of the parties makes payments or receives payments in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran Tax Group but instead had been a separate taxpayer. Refunds are generally limited to amounts previously paid under the respective tax sharing agreement. We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions. The terms of the applicable tax sharing agreements also apply to state payments to these jurisdictions.

     Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group. Valhi has agreed, however, to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax allocation policy.

     Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand alone basis. In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran's tax elections. In 2005, pursuant to our tax sharing agreement with Valhi and Contran, we paid Valhi approximately $7.7 million in cash.

     Titanium Dioxide Purchases. From time to time, TIMET purchases titanium dioxide from us. Such purchases are made at prevailing market prices for titanium dioxide and on an individual purchase order basis. During 2005, TIMET's purchases of titanium dioxide from us were at a cost of approximately $114,600.

     Simmons Family Matters. Certain family members of our chairman of the board, Harold C. Simmons, provide services to us and our subsidiaries pursuant to the ISA between us and Contran. In 2005, James C. Epstein, our chairman's son-in-law, provided risk management services to us and our subsidiaries pursuant to this ISA. The portion of the fees we and our subsidiaries paid to Contran in 2005 pursuant to this ISA for the services of Mr. Epstein was $87,700. We and our subsidiaries expect to pay Contran similar amounts for these services in 2006. Mr. Glenn R. Simmons, the brother of our chairman of the board, also received aggregate compensation of approximately $38,400 in cash and stock from us for his services as our director for 2005 and is expected to continue to receive similar compensation for 2006.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on our common stock against the cumulative total return of the S&P 500 Composite Stock Price Index and the S&P 500 Diversified Chemicals Index for the period commencing December 8, 2003 (the initial date our common stock traded publicly) and ending December 31, 2005. The graph shows the value at December 31 of each year assuming an original investment of $100 and the reinvestment of dividends.

   Comparison of Cumulative Return among Kronos Worldwide, Inc. Common Stock, the S&P 500 Index and the S&P 500 Diversified Chemicals Index

[Graph Omitted]


                                                 December 8,       December 31,      December 31,      December 31,
                                                    2003               2003              2004              2005
                                                ------------       ------------     -------------     -------------

Kronos Worldwide, Inc.....................          $100              $129              $243              $179

S&P 500 Composite Stock Price Index.......           100               104               115               121

S&P 500 Diversified Chemicals Index.......           100               105               122               110


                             AUDIT COMMITTEE REPORT

     Our audit committee of the board of directors is comprised of four directors and operates under a written amended and restated charter adopted by the board of directors. All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The amended and restated audit committee charter is attached as Exhibit A to this statement and is also available on our website at www.kronostio2.com under the corporate governance section.

     Our management is responsible for, among other things, preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or "GAAP," establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP. Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting in accordance with such standards and for expressing an opinion on (i) management's assessment of the effectiveness of its internal control over financial reporting and (ii) the effectiveness of its internal control over financial reporting. Our audit committee assists the board of directors in fulfilling its responsibility to oversee management's implementation of our financial reporting process. In its oversight role, our audit committee reviewed and discussed the audited financial statements with management and with PwC, our independent registered public accounting firm for 2005. Our audit committee also reviewed and discussed internal control over financial reporting with management and with PwC.

     Our audit committee met with PwC and discussed any issues deemed significant by our independent registered public accounting firm, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as amended. PwC has provided to our audit committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and our audit committee discussed with PwC that firm's independence. Our audit committee also concluded that PwC's provision of non-audit services to us and our related entities is compatible with PwC's independence.

     Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited financial statements be included in our 2005 Annual Report on Form 10-K for filing with the SEC.

     Members of our audit committee of the board of directors respectfully submit the foregoing report.

      Cecil H. Moore, Jr.                     George E. Poston
      Chairman of our Audit Committee         Member of our Audit Committee

      Keith R. Coogan                         R. Gerald Turner
      Member of our Audit Committee           Member of our Audit Committee



              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

     Independent Registered Public Accounting Firm. PwC served as our independent registered public accounting firm for the year ended December 31, 2005. Our audit committee has appointed PwC to review our quarterly unaudited consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the first three quarters of 2006. We expect PwC will be considered for appointment to audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2006. Representatives of PwC are not expected to attend the annual meeting.

     Fees Paid to PricewaterhouseCoopers LLP. The following table shows the aggregate fees that our audit committee has authorized and PwC has billed or is expected to bill to us for services rendered for 2004 and 2005. Additional audit fees for 2005 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2005 would be adjusted to reflect such additional payments in our proxy statement relating to next year's annual stockholder meeting. In this regard, the audit fees shown below for 2004 have been adjusted from amounts disclosed in our proxy statement for last year's annual stockholder meeting.

             Type of Fees                    2004           2005
-------------------------------------    -------------  --------------

Audit Fees (1).......................    $  2,241,259   $  1,960,000
Audit-Related Fees (2)...............          20,236         19,000
Tax Fees (3).........................          51,735         24,100
All Other Fees.......................             -0-            -0-
                                         ------------   ------------

Total................................    $  2,313,230   $  2,003,100
                                         ============   ============

----------

(1)  Fees for the following services:

     (a) audits of consolidated year-end financial statements for each year and audit of internal control over financial reporting;
     (b) reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
     (c) consents and assistance with registration statements filed with the SEC; and
     (d) normally provided statutory or regulatory filings or engagements for each year.

(2) Fees for assurance and related services reasonably related to the audit or review of financial statements for each year. These services included employee benefit plan audits, accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal controls.

(3)  Permitted fees for tax compliance, tax advice and tax planning services.

     Preapproval Policies and Procedures. For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and permitted non-audit services the firm provides to us or any of our subsidiaries. We may not engage the firm to render any audit or permitted non-audit service unless the service is approved in advance by our audit committee pursuant to the committee's amended and restated preapproval policies and procedures that the committee approved on February 17, 2005. Pursuant to the policy:

o the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

o for certain categories of permitted non-audit services of our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These permitted non-audit services include:

o    audit  services,   such  as  certain  consultations   regarding  accounting
     treatments or interpretations and assistance in responding to certain SEC comment letters;

o audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;

o tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and

o other permitted non-audit services, such as assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

     Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of permitted non-audit services provided by our independent registered public accounting firm. The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

     For 2005 our audit committee preapproved all PwC's services provided to us or any of our subsidiaries in compliance with the amended and restated preapproval policies and procedures without the use of the SEC's de minimis exception to such preapproval requirement.

                                  OTHER MATTERS

     The board of directors knows of no other business that will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

   STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2007 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC. We must receive such proposals not later than December 14, 2006 to be considered for inclusion in the proxy statement and form of proxy card relating to the annual meeting of stockholders in 2007. Our bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear on our books, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.

     The board of directors will consider the director nominee recommendations of our stockholders. Our bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.

     The board of directors has no specific minimum qualifications for director candidates. The board of directors will consider a potential director nominee's ability to satisfy the need, if any, for any required expertise on the board of directors or one of its committees. Historically, our management has recommended director nominees to the board of directors. Because under the NYSE listing standards we may be deemed to be a controlled company, the board of directors believes that additional policies or procedures with regard to the consideration of director candidates recommended by its stockholders are not appropriate.

     For proposals or director nominations to be brought at the 2007 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than February 27, 2007. Proposals and nominations should be addressed to: Corporate Secretary, Kronos Worldwide, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders and other interested parties who wish to communicate with the board of directors or its non-management directors may do so through the following procedures. Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at Kronos Worldwide, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communications, or summaries of such communications, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our non-management and independent director meetings.

     Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary. These complaints or concerns will be forwarded to the chairman of our audit committee. We will keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

                         2005 ANNUAL REPORT ON FORM 10-K

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is included as part of the annual report mailed to our stockholders with this proxy statement and may also be accessed on our website at www.kronostio2.com.

                                ADDITIONAL COPIES

     Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these documents may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions. If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of our communications, the stockholder should notify his or her broker. Additionally, we will promptly deliver a separate copy of our 2005 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

     To obtain copies of our 2005 annual report or this proxy statement without charge, please mail your request to the attention of Robert D. Graham, corporate secretary, at Kronos Worldwide, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

                                                 Kronos Worldwide, Inc.




                                                 Dallas, Texas
                                                 April 13, 2006







                                   Appendix A

                             Kronos Worldwide, Inc.

                             Audit Committee Charter

                       Amended and Restated June 30, 2005

                                 --------------

                                   ARTICLE I.
                                     PURPOSE

     The audit committee assists the board of directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of the corporation. The audit committee shall assist in the oversight of:

     - the integrity of the corporation's financial statements and internal control over financial reporting;

     -    the corporation's compliance with legal and regulatory requirements;

     -    the independent auditor's qualifications and independence; and

     - the performance of the corporation's internal audit function and independent auditor.

                                   ARTICLE II.
    RELATIONSHIP WITH THE CORPORATION, MANAGEMENT AND THE INDEPENDENT AUDITOR

     Management is responsible for preparing the corporation's financial statements and maintaining internal control over financial reporting. The corporation's independent auditor is responsible for auditing the corporation's financial statements and internal control over financial reporting. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities. The corporation's independent auditor and management have more time, knowledge and detailed information about the corporation than do the audit committee members. Accordingly, the audit committee's role does not provide any special assurances with regard to the corporation's financial statements or internal control over financial reporting. Each member of the audit committee, in the performance of such member's duties, will be entitled to rely in good faith upon the information, opinions, reports or statements presented to the audit committee by any of the corporation's officers, employees, agents, counsel, experts, auditors or any other person as to matters such member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, and nothing in this charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the audit committee such member's right to rely on such information, opinions, reports or statements.

     Nothing in this charter will, or will be deemed to, adversely affect in any manner the rights of members of the committee to indemnification and advancement of expenses under the corporation's certificate of incorporation or bylaws, or under any contract, agreement, arrangement or understanding that may benefit such member. In addition, notwithstanding any other provision of this charter, no provision of this charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the committee or any of its members.

                                  ARTICLE III.
                             AUTHORITY AND RESOURCES

     The audit committee shall have the authority and resources necessary or appropriate to discharge its responsibilities. The audit committee shall be provided with full access to all books, records, facilities and personnel of the corporation in carrying out its duties. The audit committee shall have the sole authority with regard to the independent auditor as set forth in Article V, and the authority to engage independent counsel and other advisors, as it determines is necessary to carry out its duties. The corporation shall provide appropriate funding, as the audit committee determines is necessary or appropriate in carrying out its duties, for the committee to engage and compensate the independent auditor or legal counsel or other advisors to the committee, and to pay the committee's ordinary administrative expenses.

                                   ARTICLE IV.
                            COMPOSITION AND MEETINGS

     The board of directors shall set the number of directors comprising the audit committee from time to time, which number shall not be less than three. The board of directors shall designate a chairperson of the audit committee. The number of directors comprising the audit committee and the qualifications, which members will all be financially literate with at least one being an audit committee financial expert, and independence of each member of the audit committee shall at all times satisfy all applicable requirements, regulations or laws, including, without limitation, the rules of any exchange or national securities association on which the corporation's securities trade. Simultaneous service on more than three non-affiliated public company audit committees requires a special determination by the board of directors and, if required, disclosure in the annual proxy statement. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements, regulations or laws.

     The audit committee shall meet at least quarterly and as circumstances dictate. Regular meetings of the audit committee may be held with or without prior notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, any of the corporation's executive officers or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation's executive officers, the secretary of the corporation or the independent auditor, in each case on at least twenty-four hours notice to each member.

     A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee's business. The audit committee shall act upon the vote of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notice or waiver of notice for a meeting. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

     The audit committee may invite to its meetings any director, any member of management of the corporation and any other persons it deems appropriate in order to carry out its responsibilities. The audit committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

                                   ARTICLE V.
                                RESPONSIBILITIES

     To fulfill its responsibilities, the audit committee shall perform the following activities.

Financial Statements and Disclosures

     o Review and discuss the corporation's annual audited financial statements and quarterly unaudited financial statements with management and the independent auditor, and the corporation's related disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to the annual and quarterly financial statements being filed in the corporation's Forms 10-K and Forms 10-Q, as applicable.

     o Review and discuss the corporation's internal control over financial reporting with management and the independent auditor, including the corporation's annual audited management report on internal control over financial reporting, and the corporation's related disclosure under "Disclosure Controls and Procedures."

     o Ascertain from officers signing certifications whether there existed any fraud or any significant deficiencies or material weaknesses in the corporation's internal control over financial reporting.

     o Recommend to the board of directors, if appropriate, that the audited financial statements be included in the corporation's Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

     ? Generally discuss (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made) with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. The audit committee need not discuss in advance each earnings release or each instance in which the corporation may provide earnings guidance.

     o Prepare such reports of the audit committee for the corporation's public disclosure documents as applicable requirements, regulations or laws may require from time to time, which includes the audit committee report as required by the U.S. Securities and Exchange Commission to be included in the corporation's annual proxy statement.

     o Review significant accounting, reporting or auditing issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements and internal control over financial reporting.

Independent Auditor

     o Appoint, compensate, retain and oversee (including the resolution of disagreements between management and the independent auditor regarding financial reporting or internal control over financial reporting) the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation.

     o Provide that the independent auditor report directly to the audit committee.

     o Annually review the qualifications, independence and performance of the independent auditor, including an evaluation of the lead partner

     o Receive such reports and communications from the independent auditor and take such actions as are required by auditing standards generally accepted in the United States of America or applicable requirements, regulations or laws, including, to the extent so required, the following:

          o prior to the annual audit, review with management and the independent auditor the scope and approach of the annual audits of the corporation's financial statements and internal control over financial reporting;

          o review any changes in the independent auditor's scope during the audit, and after the annual audit, review with management and the independent auditor the independent auditor's reports on the results of the annual audit;

          o review with the independent auditor any audit problems or difficulties and management's response;

          o review with the independent auditor prior to filing the audit report with the U.S. Securities and Exchange Commission the matters required to be discussed by the Statement on Accounting Standards 61, as amended, supplemented or superseded; and

          o at least annually, obtain and review a report by the independent auditor describing:

               o    the   independent   auditor's   internal   quality   control
                    procedures;

               o any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

               o all relationships between the independent auditor and the corporation in order to assess the auditor's independence, including the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, supplemented or superseded.

     o Establish preapproval policies and procedures for audit and permissible non-audit services provided by the independent auditor. The audit committee shall be responsible for the preapproval of all of the independent auditor's engagement fees and terms, as well as all permissible non-audit engagements of the independent auditor, as required by applicable requirements, regulations or laws. The audit committee may delegate to one or more of its members who are independent directors the authority to grant such preapprovals, provided the decisions of any such member to whom authority is delegated shall be presented to the full audit committee at its next scheduled meeting.

     o Set clear hiring policies for employees or former employees of the independent auditor.

     o Ensure that significant findings and recommendations made by the independent auditor are received and discussed on a timely basis with the audit committee and management.

Other Responsibilities

     o    Discuss  periodically  with  management  the  corporation's   policies
          regarding risk assessment and risk management.

     o Meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor.

     o Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     o Review periodically the reports and activities of the internal audit function and the coordination of the internal audit function with the independent auditor.

     o    Conduct an annual evaluation of its own performance.

     o Report regularly to the board of directors on its oversight responsibilities set forth in Article I. The report may be made orally by the audit committee chairman or any other member of the committee designated by the committee chairman.

     o Maintain minutes or other records of meetings and activities of the audit committee.

     o Review and reassess this charter periodically. Report to the board of directors any suggested changes to this charter.

     o Meet periodically with officers of the corporation responsible for legal and regulatory compliance by the corporation. On at least an annual basis, review with the corporation's tax director any tax matters that could have a significant impact on the corporation's financial statements.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     The audit committee may from time to time perform any other activities consistent with this charter, the corporation's charter and bylaws and applicable requirements, regulations or laws, as the audit committee or the board of directors deems necessary or appropriate.


                                      ADOPTED BY THE BOARD OF DIRECTORS OF
                                      KRONOS WORLDWIDE, INC. ON JUNE 30, 2005.




                                      /s/ Robert D. Graham
                                      -----------------------------------------
                                      Robert D. Graham, Secretary







                             Kronos Worldwide, Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697



-----------------------------------------------------------------------------
Proxy - Kronos Worldwide, Inc.
-----------------------------------------------------------------------------

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KRONOS WORLDWIDE, INC.
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2006

The undersigned hereby appoints Steven L. Watson, Robert D. Graham and A. Andrew
R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2006 Annual Meeting of Stockholders (the "Meeting") of Kronos Worldwide, Inc., a Delaware corporation ("Kronos Worldwide"), to be held at Kronos Worldwide's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Wednesday, May 24, 2006, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Kronos Worldwide standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

       THIS PROXY MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT
                          ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote "FOR" all nominees named on the reverse side of this card for election as directors and, to the extent allowed by applicable law, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
                                SEE REVERSE SIDE.

Dear Stockholder:

Kronos Worldwide, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or by telephone. This eliminates the need to return this proxy card.

Your electronic or telephonic vote authorizes the agents named on this proxy card to vote in the same manner as if you marked, dated and returned this proxy card. If you vote your shares electronically or telephonically, do not mail back this proxy card.

                  Your vote is important. Thank you for voting.

Telephone and Internet Voting Instructions
You can vote by telephone OR internet! Available 24 hours a day 7 days a week! Instead of mailing this proxy card, you may choose on of the two voting methods outlined below to vote.

To vote using the Telephone              To vote using the Internet
(within the U.S. and Canada)

-    Call toll-free 1-800-652-VOTE        -    Go to the following web site:
     (8683) in the United States or            WWW.COMPUTERSHARE.COM/EXPRESSVOTE
     Canada any time on a touch tone
     telephone. There is NO CHARGE
     to you for thecall                   -    Enter the information requested
                                               on your computer screen and
-    Follow the simple instructions            follow the simpleinstructions.
     provided by the recorded message.

  VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the internet must be received by 12:01 a.m., Central Time, on May 24, 2006.
THANK YOU FOR VOTING




Kronos Worldwide, Inc.


[Name]
[Address]


[ ] Mark this box with an X if you have made changes to your name or address details above.

-----------------------------------------------------------------------------
Annual Meeting Proxy Card
-----------------------------------------------------------------------------
A.   Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

1.   The board of directors recommends a vote FOR the listed nominees.

                                             For                     Withhold
01-Keith R. Coogan                          [  ]                       [  ]
02-Cecil H. Moore, Jr.                      [  ]                       [  ]
03-George E. Poston                         [  ]                       [  ]
04-Glenn R. Simmons                         [  ]                       [  ]
05-Harold C. Simmons                        [  ]                       [  ]
06-R. Gerald Turner                         [  ]                       [  ]
07-Steven L. Watson                         [  ]                       [  ]

B.   Other Matters

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.


Signature 1 -             Signature 2 -               Date (mm/dd/yyyy)
Please keep signature     Please keep signature
within box                within box


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